Exhibit 99.1

CLASS A SHARES

Shareholder	Executive Officers	Directors / Trustees	Country of Citizenship	Residence or business address	Principal occupation or employment and name, principal business and address of employer	Convictions for crime (other than traffic violations or similar misdemeanors) or party to civil proceeding for securities law violations
Pentland Securities (1981) Inc.	Andrew T. Molson (President) Eric H. Molson (Vice-President) Stephen T. Molson (Vice-President) Geoffrey E. Molson (Vice-president and Secretary-Treasurer) M. Justin Molson (Vice-president)	Eric H. Molson	Canada	3A-1485 Sherbrooke Street West Montreal, Quebec Canada H3G 0A3	Chairman Emeritus of the Board of Directors Molson Coors Brewing Company 1555 Notre-Dame Street East, 4th Floor Montréal, Québec, Canada H2L 2R5	None
		Stephen T. Molson	Canada	1280 Sherbrooke Street West, Suite 930 Montreal, Quebec H3G 0R1	Vice-President The Molson Foundation – Fondation Molson (a charitable foundation) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None
		Andrew T. Molson	Canada	38 Rosemount Avenue Westmount, Quebec Canada H3Y 3G7	Chairman RES PUBLICA Consulting Group Inc. (a holding and management company) 1155 Metcalfe, Suite 800 Montréal, Québec, Canada H3B 0C1	None

Shareholder	Executive Officers	Directors / Trustees	Country of Citizenship	Residence or business address	Principal occupation or employment and name, principal business and address of employer	Convictions for crime (other than traffic violations or similar misdemeanors) or party to civil proceeding for securities law violations
4280661 Canada Inc.	Andrew T. Molson (President) Eric H. Molson (Vice-President) Stephen T. Molson (Vice-President) Geoffrey E. Molson (Vice-president and Secretary-Treasurer) M. Justin Molson (Vice-president)	Eric H. Molson	Canada	3A-1485 Sherbrooke Street West Montreal, Quebec Canada H3G 0A3	Chairman Emeritus of the Board of Directors Molson Coors Brewing Company 1555 Notre-Dame Street East, 4th Floor Montréal, Québec, Canada H2L 2R5	None
		Stephen T. Molson	Canada	1280 Sherbrooke Street West, Suite 930 Montreal, Quebec H3G 0R1	Vice-President The Molson Foundation – Fondation Molson (a charitable foundation) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None
		Andrew T. Molson	Canada	38 Rosemount Avenue Westmount, Quebec Canada H3Y 3G7	Chairman RES PUBLICA Consulting Group Inc. (a holding and management company) 1155 Metcalfe, Suite 800 Montréal, Québec, Canada H3B 0C1	None
		Geoffrey E. Molson	Canada	723 Upper Lansdowne Avenue Westmount, Québec Canada H3Y 1J5	President and Chief Executive Officer Club de hockey Canadien, Bell Centre and evenko 1909, avenue des Canadiens-de-Montréal Montréal, Québec, Canada H3B 5E8	None
		M. Justin Molson	Canada	126 Skunk Hollow Road Jericho, Vermont 05465 USA	Businessman 126 Skunk Hollow Road Jericho, Vermont 05465 USA	None

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Shareholder	Executive Officers	Directors / Trustees	Country of Citizenship	Residence or business address	Principal occupation or employment and name, principal business and address of employer	Convictions for crime (other than traffic violations or similar misdemeanors) or party to civil proceeding for securities law violations
Lincolnshire Holdings Limited	Eric H. Molson (President) Andrew T. Molson (Vice-President) Geoffrey E. Molson (Vice-president and Secretary-Treasurer) M. Justin Molson (Vice-president)	Eric H. Molson	Canada	3A-1485 Sherbrooke Street West Montreal, Quebec Canada H3G 0A3	Chairman Emeritus of the Board of Directors Molson Coors Brewing Company 1555 Notre-Dame Street East, 4th Floor Montréal, Québec, Canada H2L 2R5	None
		Andrew T. Molson	Canada	38 Rosemount Avenue Westmount, Quebec Canada H3Y 3G7	Chairman RES PUBLICA Consulting Group Inc. (a holding and management company) 1155 Metcalfe, Suite 800 Montréal, Québec, Canada H3B 0C1	None
		Geoffrey E. Molson	Canada	723 Upper Lansdowne Avenue Westmount, Québec Canada H3Y 1J5	President and Chief Executive Officer Club de hockey Canadien, Bell Centre and evenko 1909, avenue des Canadiens-de-Montréal Montréal, Québec, Canada H3B 5E8	None
		M. Justin Molson	Canada	126 Skunk Hollow Road Jericho, Vermont 05465 USA	Businessman 126 Skunk Hollow Road Jericho, Vermont 05465 USA	None

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Shareholder	Executive Officers	Directors / Trustees	Country of Citizenship	Residence or business address	Principal occupation or employment and name, principal business and address of employer	Convictions for crime (other than traffic violations or similar misdemeanors) or party to civil proceeding for securities law violations
Nooya Investments Limited	Stephen T. Molson (President) Andrew T. Molson (Vice-President and Secretary-Treasurer)	Andrew T. Molson	Canada	38 Rosemount Avenue Westmount, Quebec Canada H3Y 3G7	Chairman RES PUBLICA Consulting Group Inc. (a holding and management company) 1155 Metcalfe, Suite 800 Montréal, Québec, Canada H3B 0C1	None
		Stephen T. Molson	Canada	1280 Sherbrooke Street West, Suite 930 Montreal, Quebec H3G 0R1	Vice-President The Molson Foundation – Fondation Molson (a charitable foundation) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None

The ownership of Molson Coors Class A Common Stock (which, for purposes of this Exhibit 99.1, includes all shares of Class A Common Stock and Class A exchangeable shares) by the persons listed in this Exhibit 99.1 is as follows:

1.	Eric H. Molson: as set forth in the Schedule 13D/A (Amendment No. 12).

2.	Stephen T. Molson: as set forth in the Schedule 13D/A (Amendment No. 12). Nancy McLennan Molson, Stephen Molson’s spouse, owns 74 Molson Coors Canada Class A Exchangeable Shares.

3.	Andrew T. Molson: 100 shares.

4.	Geoffrey E. Molson: 1,632 shares

5.	M. Justin Molson: none

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